
                                  NSAR ITEM 77O
                                      2000
                                 VK Harbor Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING                   PURCHASED FROM         AMOUNT OF SHARES      % OF         DATE OF
                                                                                         PURCHASED       UNDERWRITING    PURCHASE


         1                    Young & Rubicam, Inc.         Salomon Smith Barney         2,105,000          0.842%       01/14/00
         2                      PSI Net Inc.                        DLJ                    101,300          0.614%       01/27/00
         3                  American Tower Corp.              CS First Boston            5,065,000          1.266%       02/09/00
         4             Primus Telecommunications, Inc.          Lehman Bros.             5,909,000          2.364%       02/17/00
         5              Level 3 Communications, Inc.        Salomon Smith Barney         5,913,000          0.788%       02/23/00
         6                       Palm, Inc.                      Soundview                   6,000          0.026%       03/01/00
         7                      Biovail Corp                        DLJ                    101,800          1.697%       03/17/00
         8                       Dynegy Inc.                    Lehman Bros.                57,700          0.240%       04/18/00
         9                Valero Energy Corporation         Credit Suisse First            128,600          0.857%       06/23/00
                                                                  Boston
        10                        Radio One                 Credit Suisse First              6,000          0.857%       07/11/00
                                                                  Boston

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Other Underwriters in the Syndicate for #1
------------------------------------------
Salomon Smith Barney Inc.
Bear Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Thomas Weissel Partners LLC

Other Underwriters in the Syndicate for #2
------------------------------------------
Donaldson, Lufkin, Jenrette
BancBoston Robertson Stephens
Bear Stearns & Co. Inc.
Chase Securities, Inc.
Merrill Lynch & Co.
Morgan Stanley Dean Witter

Other Underwriters in the Syndicate for #3
------------------------------------------
Credit Suisse First Boston Corp.
Deutsche Bank Securities Inc.
Lehman Brothers Inc.
Banc of America Securities
Bear Stearns & Co. Inc.
Salomon Smith Barney Inc.
First Union Securities, Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Morgan Stanley & Co.  Inc.
Raymond James & Associates, Inc.


Other Underwriters in the syndicate for #4
------------------------------------------
Lehman Brothers Inc.
Morgan Stanley  & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Other Underwriters in the syndicate for #5
------------------------------------------
Salomon Smith Barney Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Morgan Stanley Dean Witter
Credit Suisse First Boston Corp.

Other Underwriters in the syndicate for #6
------------------------------------------
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
FleetBoston Robertson Stephens Inc.
Banc of America Securities LLC
Sanford C. Bernstein & Co., Inc.
Chase Securities Inc.
Credit Lyonnais Securities (USA) Inc.
Deutsche Bank Securities Inc.
Fidelity Capital Markets
HSBC Securities (USA) Inc.
SG Cowen Securities Corporation
Salomon Smith Barney Inc.
SoundView Technology Group, Inc.
U.S. Bancorp Piper Jaffray Inc.

Other Underwriters in the syndicate for #7
------------------------------------------
Donaldson, Lufkin, Jenrette
Merrill Lynch & Co.
Morgan Stanley & Co. Incorporated

Other Underwriters in the syndicate for #8
------------------------------------------
Lehman Brothers Inc.
Goldman, Sachs & Co.
Banc of America Securities LLC
CIBC World Markets Corp.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Inc.
ABN AMRO Incorporated
PaineWebber Incorporated
Credit Lyonnais Securities (USA) Inc.
Dain Rauscher Incorporated
Deutsche Bank Securities Inc.
Fidelity Calital Markets
FleetBoston Robertson Stephens Inc.
Jefferies & Company, Inc.
Morgan Stanley & Co. Incorporated
Petrie Parkman & Co., Inc.
Prudential Securities Incorporated
Salomon Smith Barney Inc.
Simmons & Company International

Other Underwriters in the syndicate for #9
------------------------------------------
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
BMO Nesbitt Burns Corp.

Other Underwriters in the syndicate for #10
-------------------------------------------
Credit Suisse First Boston
Deutsche Banc Alex. Brown
Morgan Stanley Dean Witter
Banc of America Securities LLC